Exhibit 23.2

Tel: (310) 557-0300	1888 Century Park East
Fax: (310) 557-1777	4th Floor
www.bdo.com	Los Angeles, California
90067

December 4, 2012

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We are aware that iRobot Corporation has incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-172333, 333-164993, 333-157306, 333-149373, 333-140707, 333-129576, and 333-179593) our report dated December 3, 2012, relating to Evolution Robotics, Inc.’s unaudited interim financial statements appearing in this Form 8-K/A. Pursuant to Regulation C under the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.